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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     The Chase Manhattan Corporation (To Be Renamed J.P. Morgan Chase & Co.)
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-2624428
(State of incorporation or organization)    (I.R.S. Employer Identification No.)
            270 Park Avenue,
           New York, New York                               10017
 (Address of principal executive offices)                (Zip Code)

            Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which
Title of each class to be so registered      each class is to be registered
----------------------------------------     -----------------------------------
Adjustable Rate Cumulative Preferred            New York Stock Exchange, Inc.
Stock, Series A

Depositary Shares, each representing a          New York Stock Exchange, Inc.
one-tenth interest in a share of 6 5/8%
Cumulative Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-47350

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities of The Chase Manhattan Corporation (the "Registrant") to be registered hereunder (collectively, the "Securities") are as follows: (i) Adjustable Rate Cumulative Preferred Stock, Series A, stated value $100 per share (the "Series A Preferred Stock"), and (ii) Depositary Shares (the "Depositary Shares"), each representing a one-tenth interest in a share of the Registrant's 6 5/8% Cumulative Preferred Stock, stated value $500 per share (the "6 5/8% Preferred Stock").

     Pursuant to an Agreement and Plan of Merger, dated as of September
12, 2000, between the Registrant and J.P. Morgan & Co. Incorporated ("J.P. Morgan"), J.P. Morgan will merge with and into the Registrant (the "Merger"). The Registrant will be the surviving corporation in the Merger and will continue its corporate existence under Delaware law under the name J.P. Morgan Chase & Co. At the effective time of the Merger, (i) each share of Adjustable Rate Preferred Stock, Series A, of J.P. Morgan will be converted in one share of Series A Preferred Stock and (ii) each share of 6 5/8% Cumulative Preferred Stock, Series H, of J.P. Morgan (the "J.P. Morgan Series H Preferred Stock") will be converted into one share of 6 5/8% Preferred Stock. In accordance with the terms of the Depositary Agreement, dated as of February 8, 1996, among J.P. Morgan, Morgan Guaranty Trust Company of New York, as depositary, and the holders from time to time of the Depositary Shares, each Depositary Share, which prior to the Merger represented a one-tenth interest in a share of J.P. Morgan Series H Preferred Stock, will following the Merger represent a one-tenth interest in a share of 6 5/8% Preferred Stock.

     A description of the Securities is set forth under the captions "Description of Chase Capital Stock -- Description of Preferred Stock to be Issued in the Merger" and "Description of Chase Capital Stock - Depositary Shares" in the joint proxy statement-prospectus dated November 21, 2000 included in the Registration Statement of The Chase Manhattan Corporation on Form S- 4 (Registration No. 333-47350) and is incorporated herein by reference.

ITEM 2.     EXHIBITS.

4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation)

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to
            Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation)

4.3 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to
            Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-47350) of The Chase Manhattan Corporation)

4.4 Certificate of Designations for Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation)

4.5 Form of Certificate of Designations for Series A Preferred Stock (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4 (File No. 333-47350) of The Chase Manhattan Corporation)





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4.6         Form of Certificate of Designations for 6 5/8% Preferred Stock
            (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-47350) of The Chase Manhattan Corporation)

4.7         Deposit Agreement, dated as of February 8, 1996, among J.P.
            Morgan & Co. Incorporated, Morgan Guaranty Trust Company of
            New York, as depositary, and the holders from time to time of the receipts described therein.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    THE CHASE MANHATTAN CORPORATION
                                    (To Be Renamed J.P. Morgan Chase & Co.)
DATED:      December 20, 2000

                                    By: /s/ Anthony J. Horan
                                        -----------------------------------
                                       Name:  Anthony J. Horan
                                       Title:    Secretary





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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------    -----------------------------------------------------------------
4.1            Restated Certificate of Incorporation of The Chase Manhattan
               Corporation (incorporated by reference to Exhibit 4.1 to the
               Registration Statement on Form S-8 (File No. 333-07941) of The
               Chase Manhattan Corporation)

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to
               Exhibit 3.2 to the Registration Statement on Form S-3 (File No.
               333-56573) of The Chase Manhattan Corporation)

4.3 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to
               Exhibit 4.3 to the Registration Statement on Form S-4 (File No.
               333-47350) The Chase Manhattan Corporation)

4.4            Certificate of Designations for Fixed/Adjustable Rate
               Noncumulative Preferred Stock of The Chase Manhattan Corporation
               (incorporated by reference to Exhibit 3.3 to the Registration
               Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan
               Corporation)

4.5            Form of Certificate of Designations for Series A Preferred Stock
               (incorporated by reference to Exhibit 4.5 to the Registration
               Statements on Form S-4 (File No. 333-47350) of the Chase
               Manhattan Corporation)

4.6            Form of Certificate of Designations for 6 5/8% Preferred Stock
               (incorporated by reference to Exhibit 4.6 to the Registration
               Statements on Form S-4 (File No. 333-47350) of the Chase
               Manhattan Corporation)

4.7            Deposit Agreement among J.P. Morgan & Co. Incorporated and
               Morgan Guaranty Trust Company of New York, as depositary, and the holders from time to time of the receipts described therein.





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